UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K/A
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
AUGUST 17, 2000









                GLOBAL INDUSTRIAL SERVICES, INC.
              (FORMERLY PASSANT ACQUISITION CORP.)
     (Exact name of registrant as specified in its charter)







Nevada                000-29983                   98-0203485
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

200-1311 Howe St., Vancouver, B.C. Canada V6Z 2P3
(Address of principal executive offices)

Registrant's telephone number, including area code (604) 684-2004



ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

On August 16, 2000 the sole stockholder of Passant Acquisition Corp. sold his interest to Global Industrial Services, Inc. for $50,000 in cash consideration and Gregory M Wilson resigned as President, Secretary, Treasurer and Sole Director and Terry Kirby became a Director, President, Secretary, Treasurer.

Pursuant to the Agreement and Plan of Reorganization (the "Agreement") dated as of August 16, 2000 between Global Industrial Services, Inc, ("GIS"), a Nevada corporation, and Passant Acquisition Corp. ("PASSANT"), a Nevada corporation, all the outstanding shares of common stock of PASSANT were exchanged for the sum of $50,000.00.

A copy of the Agreement has been filed as an exhibit to this Form
8-K and incorporated in its entirety.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On   August  16,  2000,  the  Company  was  acquired  through   a
reorganization  agreement with Global Industrial  Services,  Inc.
The Board of Directors approved the purchase of the Company by Global Industrial Services, Inc.

ITEM 5.   OTHER EVENTS

As of August 16, 2000, the Company will change its corporate address to 200-1311 Howe St., Vancouver, B.C. Canada V6Z 2P3.

ITEM 6.   RESIGNATIONS OF REGISTRANTS' DIRECTORS

On August 16, 2000, the Company's sole officer and director decided to increase the board to 2 members and appointed Terry
Kirby to fill the vacancy created by the expansion of the board to 2 members.

On August 16, 2000, the Company accepted the resignation of Mr. Gregory M. Wilson as a member of the board and as sole officer of the Company, effective immediately. The remaining director decided not to fill the vacancy left by Mr. Wilson's resignation. Terry Kirby was also elected as President, Secretary and Treasurer.

ITEM 7.   FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL  INFORMATION
          AND EXHIBITS

     a) Financial Statements for the period ended March 31, 2000 and December 31, 1999 for Global Industrial Services, Inc. are hereby attached to this Form 8-K. These statements are combined to include audited statements for Global Industrial with those of AK Drilling, Inc. and Stothert Group, Inc., two companies that were acquired prior to the Agreement.
b)   Pro-Forma Financial Statements for the combined companies.
c)   Audited Financial Statements for Global Industrial Services,
Inc. for the periods March 31, 2000, December 31, 1999, and
December 31, 1998. These do not include the effect of the acquisitions of AK Drilling, Inc. and the Stothert Group, Inc.
d) Audited Financial Statements for AK Drilling, Inc. for the years ended December 31, 1999 and December 31, 1998.
e) Audited Financial Statements for Stothert Group, Inc. for the years ended December 31, 1999 and December 31, 1998.

                 GLOBAL INDUSTRIAL SERVICES INC.
                      FINANCIAL STATEMENTS







                             INDEX



INDEPENDENT AUDITORS' REPORT                                        1


CONSOLIDATED BALANCE SHEETS                                         2


CONSOLIDATED STATEMENTS OF OPERATIONS                               3

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
 (DEFICIENCY)                                                       4


CONSOLIDATED STATEMENTS OF CASH FLOWS                               5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                        6 -
                                                                   18


                  INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Global Industrial Services Inc.

We have audited the accompanying balance sheets of Global Industrial Services Inc. (formerly Charger Ventures, Inc.), as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Industrial Services Inc. as of December 31, 1999 and 1998, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As described in
Note 1 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                              MERDINGER, FRUCHTER, ROSEN & CORSO,
                         P.C.
                              Certified Public Accountants

Los Angeles, California
June 23, 2000

                 GLOBAL INDUSTRIAL SERVICES INC.
                         BALANCE SHEETS

                                                                  AK
                                                                  Drilling,
                                                                  Inc.
                                June 30,                December    December
                                                     31,          31,
   ASSETS                      2000        1999      1998         1999
                               --------    --------  -----------  ----------
CURRENT ASSETS
                             (unaudited)
  Cash and cash equivalents    $ 131,957    $   215     $      -    $      -
  Accounts receivable          1,205,195          -            -     407,173
  Prepaid expenses                21,129     11,041        2,027           -
  Inventory                      128,828          -            -      42,281
  Advances to related party            -     66,218            -           -
                               ---------   --------   ----------  ----------
    Total Current Assets       1,487,109     77,474        2,027     449,454

PROPERTY AND EQUIPMENT, NET    3,087,406          -            -   2,738,802

INVESTMENTS                      107,904          -        3,381           -

OTHER ASSETS                      32,852          -            -      14,960

GOODWILL, net of accumulated
amortization of $32,855          952,787          -            -           -
                               ---------   --------   ----------  ----------
      TOTAL ASSETS            $5,668,058   $ 77,474     $  5,408  $3,203,216
                               =========   ========   ==========  ==========

     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Cash overdraft                  $    -     $    -       $    -  $  167,435
  Accounts payable               892,561      1,716            -     136,149
  Payable on investments       1,348,950          -            -           -
  Current potion of long term    242,570          -            -     309,021
debt
  Deferred revenue                97,922          -            -           -
  Advances payable - related     678,474          -            -           -
party
                               ---------   --------    ---------  ----------
    Total current liabilities  3,260,477      1,716            -     612,605

Long term debt, less current   1,314,832          -            -     994,169
portion
                               ---------   --------    ---------  ----------
    Total liabilities          4,575,309      1,716            -   1,606,774
                               ---------   --------    ---------  ----------
COMMITMENTS AND CONTINGENCIES          -          -            -           -

STOCKHOLDERS' EQUITY
  Common stock, $.001 par
value;
   50,000,000 shares
authorized;
   9,279,346; 4,020,000
and2,150,000
   shares issued and               9,280      4,020        2,150      10,000
outstanding
  Additional paid-in capital   1,523,625     33,934       17,470           -
  Foreign currency translation
  adjustment                        (82)          -            -           -
  Common stock subscription            -     90,000            -           -
  Accumulated deficit          (440,074)   (52,196)     (14,212)   1,586,442
                               ---------   --------   ----------  ----------
    Total Stockholders' Equity
     (Deficiency)              1,092,749     75,758        5,408   1,596,442
                               ---------   --------   ----------  ----------
     TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY     $5,668,058    $77,474     $  5,408  $3,203,216
                               =========   ========    =========  ==========

The accompanying notes are an integral part of these combined financial statements.

                              - 2 -
                         GLOBAL INDUSTRIAL SERVICES INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                      Additional   Common         Currency
                      Common Stock     Paid-in     Stock        Translation Accumulated
                   Shares    Amount   Capital                    Adjustment Deficit       Total
                                                   Subscriptions

Balance at July
14,
1998                     -   $     -    $         -   $       -    $    --    $       -             $           -


Capital stock
issued pursuant to
offering
memorandum,
  For repayment of
advances -
  $0.01 (net of
issuance costs)    2,150,0      2,15         17,470           -              -            -           19,6202,000
                        00         0

Net loss                 -         -              -           -              -       (14,212)            (14,212)

Balance at
December
31, 1998           2,150,0      2,15         17,470           -              -       (14,212)              5,408

Capital stock
issued pursuant to
offering
memorandum,
  For cash - at    1,870,0      1,87         16,464           -              -            -                18,334
$0.01                   00         0
(net of issuance
costs)

Common stock             -         -              -      90,000              -            -                 9,000
subscription

Net loss                 -         -              -           -              -       (37,984)            (37,984)
                                                                                    4

Balance at
December
31, 1999         4,020,000     4,020         33,934      90,000              -       (52,196)              75,758

Sale of common      75,000        75         74,925           -              -            -                75,000
stock

Issuance of stock
options                  -         -        125,000           -              -            -               125,000

Issuance of shares 400,000       400         89,600      (90,000)           -            -                     -

Issuance of shares
for acquisitions 4,688,538     4,689      1,056,550           -              -            -             1,061,239

Issuance of shares
in settlement
of payables         95,808        96        143,616           -              -            -               143,712

Foreign currency
translation
adjustment               -         -              -           -           (82)            -                  (82)

Net loss                 -         -              -           -              -       (387,878  )        (387,878)

Balance at
June 30, 2000    9,279,346   $ 9,280    $1,523,625   $       -        $  (82)      $  (440,074)    $     1,092,749

The accompanying notes are an integral part of the financial statements.
                                      - 4 -
                         GLOBAL INDUSTRIAL SERVICES INC.
                            STATEMENTS OF OPERATIONS

                                                                                  AK Drilling, Inc.
                               For the Six                                   For the Six    For the Year
                              Months Ended       For the Years Ended             Months         Ended
                                                                               Ended
                                June 30,             December 31,               June 30,     December 31,
                                  2000           1999           1998              1999           1999
                              ------------   -------------  -----------      ---------      ----------
                             ( Unaudited )                                   (  Unaudited  )
Revenue                      $  1,644,153      $         -      $          -     $  2,579,556    $   4,337,530

Cost of revenue                  886,992                -                 -          942,354        2,533,475

Gross profit                     757,161                -                 -        1,637,202        1,804,055

General and administrative
expense                          891,672           37,984            14,212          818,911          909,819
Impairment expense               225,000                -                 -                -                -
Interest expense                  28,367                -                 -           56,890          128,194
                                ---------         --------         ---------       ----------       ----------
(Loss) income from
operations
before income taxes             (387,878  )       (37,984  )        (14,212  )       761,401          766,042

Provision for income taxes             -                -                 -                -                -
                                ---------        ---------         ---------       ----------       ----------
Net (loss) income            $  (387,878  )   $   (37,984  )   $    (14,212  )  $    761,401          766,042
                                =========        =========         =========       ==========       ==========
Net loss per common share -
basic and diluted            $     (0.05  )   $     (0.01  )   $      (0.01  )  $        N/A              N/A
                                =========        =========         =========       ==========       ==========
Weighted average number of
common shares
Outstanding -
basic and diluted               7,556,464       3,085,000       2,150,000              N/A             N/A





The accompanying notes are an integral part of the financial statements.

                                      - 3 -
                         GLOBAL INDUSTRIAL SERVICES INC.
                            STATEMENTS OF CASH FLOWS

                                                                                  AK Drilling, Inc.
                                       For the Six                            For the Six  For the Year
                                      Months Ended     For the Years Ended     Months Ended     Ended
                                        June 30,           December 31,          June 30,    December 31,
                                          2000          1999    1998              1999          1999
                                      ------------   ---------------------     ---------    ----------
                                                         --         -
                                    ( Unaudited )                               (Unaudited)
CASH FLOWS FROM
OPERATING ACTIVITIES
  Net (loss) income                 $  (387,878  )   $  (37,984 )  $ (14,21  )   $     761,401  $   766,042
                                                                       2
  Adjustments to reconcile net
loss to net cash used
    in operating activities:
    Depreciation and amortization        79,357                                       82,500       231,660
    Bad debt                                  -                                            -        31,020
    Impairment of investment            225,000        5,881             -                 -             -
    Stock-based compensation            125,000            -             -                 -             -
    Changes in assets and
liabilities

      Accounts receivable               228,780                                     (616,595 )    (346,013 )
      Inventory                         (27,396  )                                    (79,335 )     (35,481 )
      Other assets                       15,174       (9,014  )    (2,027  )        (21,833 )     (17,017 )
      Deferred revenue                 (275,611  )                                           -             -
      Accounts payable                     (923  )      1,716             -            56,787        72,594
NET CASH PROVIDED (USED) BY
  OPERATING ACTIVITIES                  (18,497  )    (39,401  )   (16,239  )        182,925       702,885
                                        -------       ------
CASH FLOWS FROM
INVESTING ACTIVITIES
  Property and equipment                 81,797       (2,500  )    (3,381  )         (7,380 )    (705,393 )
  Net cash in acquisitions              (44,288  )          -             -                 -             -
NET CASH USED IN
INVESTING ACTIVITIES                     37,509       (2,500  )    (3,381  )         (7,380 )    (705,393 )
                                         ------       ------        ------        ----------    ----------
CASH FLOWS FROM FINANCING
ACTIVITIES
  Cash overdraft                              -            -                         (20,188 )     147,247
  Sale of common stock                   75,000       18,334        19,620                 -             -
  Stock subscription                          -       90,000             -                 -             -
  Note payable proceeds                       -            -                               -       104,096
  Note payable repayments               (91,530  )          -             -           (79,372 )      (8,550 )
  Distributions                               -            -             -                 -      (240,205 )
  Investments in subsidiaries          (615,350  )           -             -                 -             -
  Advances from related party           744,692      (66,218  )    19,620                 -             -
NET CASH PROVIDED (USED)
BY FINANCING ACTIVITIES                 112,812       42,116        19,620           (99,560 )       2,588
EFFECT OF EXCHANGE RATE
CHANGES ON CASH                             (82  )          -             -                 -             -
NET INCREASE IN CASH                    131,742          215             -            75,985             -

Cash  - beginning                           215            -             -                 -             -
                                         ------       ------        ------        ----------     ---------
Cash - ending                       $   131,957     $    215      $      -      $      75,985             -
                                        =======       ======        ======       ===========     =========

The accompanying notes are an integral part of the financial statements.
                                      - 5 -
                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Nature of Operations
          Global Industrial Services, Inc. (formerly Charger Ventures, Inc.), ("Global" or the "Company"), was a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7 for the years ended December 31, 1999 and 1998. In the second quarter of 2000, the Company acquired two operating entities and is no longer in the development stage. The Company was incorporated under the laws of the State of Nevada on July 24, 1998. On March 30, 2000, the Company changed its name to Global Industrial Services Inc.

          Basis of Presentation
         The accompanying consolidated financial statements include the accounts of Global Industrial Services Inc. and its wholly-owned subsidiaries. Those subsidiaries are Stothert Group, Inc. ("Stothert") and AK Drilling, Inc. ("AK Drilling"). Stothert is comprised of the following entities:



                                                                         Stothert
         Management Ltd. (SML)
                                                                         Stothert
         Engineering Ltd. (SEL)
                                                                         Mutual Forest
         Industries Ltd. (MFI)
                                                                         Stothert
         Schultz International Inc. (SSI)
                                                                         Stothert
         Power Corp.
                                                                         J.R. Lewis &
         Associates Ltd. (JRL)
                        988650 Enterprises Ltd.

         All significant intercompany accounts and transactions have been eliminated in consolidation.

         As reflected in the accompanying financial statements, the Company has had recurring losses from operations, a negative cash flow from operations and no established source of revenues. These matters raise substantial doubt about the Company's ability to continue as a going concern.


In view of    the    matters    described   in   the    preceding
         paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's ability to continue to raise capital and generate positive cash flows from operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.


Management   plans   to   take  the  following  steps   that   it
         believes will be sufficient to provide the Company with the ability to continue in existence:

         a)   Raise additional capital through the sale of capital stock
         b) Acquire operating companies through the issuance of capital stock and cash

                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Lines of Business
         The Company, through its subsidiary Stothert, provides engineering, construction and project management services for the pulp and paper industry with particular focus on recausticizing plants and lime kilns. Stothert provides a full range of services including feasibility studies, detailed engineering, due diligence, mill audits, project management services, turnkey supply and construction, operations and training services, and project financing. Stothert's business is conducted in Vancouver, Canada. The Company's subsidiary AK Drilling operates primarily in the mineral exploration and water drilling industry. Its offices are located in Montana.

          Use of Estimates
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

          Fair Value of Financial Instruments
         The   Company   measures   its  financial   assets   and
          liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, payables on investments and advances to and from related parties, the carrying amounts approximate fair value due to their short maturities.

          Cash and Cash Equivalents
          The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

          Concentration of Credit Risk
         From time to time the Company places its cash in what it believes to be credit-worthy financial institutions.
          However, cash balances may exceed FDIC insured levels at various times during the year.

         Inventory
         Inventory is stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

         Inventory consists principally of piping and drilling supplies.

         Revenue Recognition
         The Company records revenue as services are performed. Contract revenue is recognized using the percentage of completion method. Billings to customers in advance of services performed are credited to deferred revenue.

                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Depreciation and Amortization
         Property and equipment are stated at cost and are depreciated using the straight-line and declining balance methods over their estimated useful lives. Drilling equipment is depreciated over 10 to 15 years. Office equipment is depreciated over 5 to 7 years. Computer software and hardware is depreciated over 3 to 5 years.

         The costs of maintenance and repairs are charged to expense when incurred; costs of renewals and betterments are capitalized. Upon the sales or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in operations.

         Goodwill
         Goodwill represents the excess cost over the fair value of net assets acquired. Goodwill is being amortized on the straight-line basis over a period of 5 years. The carrying value of goodwill is reviewed if facts and circumstances suggest that it may be impaired. Negative operating results and negative cash flows from operations, among other factors, could be indicative of the impairment of goodwill.
         If this review indicates that goodwill will not be recoverable, the carrying value would be reduced.

         Impairment of Long-Lived Assets
          In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

          Income Taxes
          The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Translation of Foreign Currency
         The Company translates the foreign currency financial statements of its Canadian subsidiary in accordance with the requirements of SFAS No. 52, "Foreign Currency Translation". Assets and liabilities are translated at current exchange rates, and related revenues and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders' equity. Foreign currency transaction gains and losses are included in the statement of operations.

          Stock-Based Compensation

The Company   has   adopted   the  intrinsic  value   method   of
          accounting for stock-based compensation in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and related interpretations.

          Net Loss Per Common Share
          The Company calculates net loss per share based on SFAS No. 128, "Earnings Per Share". Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding  if  the potential common shares  had  been
          issued  and  if  the  additional  common  shares   were
          dilutive.

          Comprehensive Income
         The Company has adopted SFAS No. 130, "Reporting Comprehensive Income". SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

         Impact of Year 2000 Issue
          During the year ended December 31, 1999, the Company conducted an assessment of issues related to the Year 2000 and determined that it was necessary to modify or replace portions of its software in order to ensure that its computer systems will properly utilize dates beyond December 31, 1999. The Company completed Year 2000 systems modifications and conversions in 1999. Costs associated with becoming Year 2000 compliant were not material. At this time, the Company cannot determine the impact the Year 2000 will have on its key customers or suppliers. If the Company's customers or suppliers don't convert their systems to become Year 2000 compliant, the Company may be adversely impacted. The Company is addressing these risks in order to reduce the impact on the Company.

NOTE 2 -  DUE FROM RELATED COMPANY

          Advances to and from a related company are non-interest bearing, unsecured and due on demand. The related company is controlled by one of the stockholders of the Company.

                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 -  INCOME TAXES

        The components of the provision for income taxes is as follows:

                                                        June 30,       December
                                                                          31,
                                                      2000          1999
          Current Tax Expense
           U.S. Federal                             $       -      $         -
          State and Local                                   -                -
           Total Current                                    -                -
          Deferred Tax Expense
           U.S. Federal                                     -                -
          State and Local                                   -                -
           Total Deferred                                   -
            Total  Tax  Provision  from  Continuing $       -      $         -
  Operations
                                                      -------         --------



          Federal Income Taxes Rate                      34.0  %          34.0
                                                                            %
          Effect of Valuation Allowance                     ( )%             ( )
                                                        34.0            34.0 %
                                                       ------          -------
          Effective Income Tax Rate                         -                -
                                                       ======          =======

       Deferred  tax  assets  and  liabilities  reflect  the  net effect  of  temporary  differences  between  the  carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:


          Deferred tax assets
           Loss carryforwards                       $  63,100     $  17,700
           Less: valuation allowance                        ( )           ( )
                                                       63,100       17,700
                                                     --------       -------
          Net deferred tax assets                   $       -     $       -
                                                     ========       =======

       The Company has provided a valuation allowance for the deferred tax asset since management has not been able to determine whether the asset is realizable.

       AK Drilling, with the consent of its shareholder, had elected under the Internal Revenue Code to be an S corporation. In lieu of corporation's income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements for the periods prior to the acquisition by Global. The S corporation election has been terminated on that date.

                             - 10 -
                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 4 -    STOCK OPTION PLANS

                     Under  the  Stock  Plan  maintained  by  the
        Company, the Company can grant incentive stock options and non-qualified stock options to officers, key employees, consultants and directors of the Company at a price not less than $0.25 per share.

                     The maximum number of shares which may be issued under the plan is 2,000,000.

       On  January  14,  2000,  the Company  granted  options  to purchase 2,000,000 shares of common stock. 500,000 shares are exercisable at $0.25 per share and 1,500,000 shares are exercisable at $0.50 per share. The options vested immediately and expire in three years.

       Pursuant   to   APB   25,   the   Company   has   recorded
        compensation expense of $125,000 during the period  ended
        June 30, 2000.

          A summary of stock option transactions are as follows:


                                                    Six Months Ended
                                                      June 30,
                                                        2000

                Outstanding, beginning                         -

                Granted at an exercise
                price of $0.25                           500,000

                Granted at an exercise price
                of $0.50 per share                     1,500,000
                                                       ---------
                Outstanding, ending                    2,000,000
                                                       =========

                Exercisable, ending                    2,000,000
                                                       =========

                     The  Company  accounts for its stock  option
        transactions under the provisions of APB No. 25. The following pro forma information is based on estimating the fair value of grants based upon the provisions of SFAS No. 123. The fair value of each option granted during the periods indicated has been estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions:



                Risk free interest rate                    6.375%
                Life of the options                       2 years
                Expected dividend yield                        0%
                Expected volatility                            0%
                Weighted fair value of options              $0.12
                granted






                             - 11 -

                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 4 - STOCK OPTION PLANS (Continued)


Accordingly,   the   Company's  pro  forma  net  loss   and   net
          loss   per   share  assuming  compensation   cost   was
          determined under SFAS No. 123 would have been the following:



              Net loss                                $(333,455)
              Net loss per basic share

              Weighted  average  option  price  per
              share
                Granted                                        $
                                                            0.44
                Exercised                                      -
                Cancelled                                      -
                Outstanding at end of period                0.44
                Exercisable at end of period                0.44
                Weighted average remaining life
                  of options outstanding               30 months

NOTE 5 -    ACQUISITIONS


During the   second   quarter  of  2000,  Global  completed   the
         acquisition of AK Drilling, Inc. and Stothert Group, Inc. Both acquisitions are recorded using the purchase method of accounting under the provisions of APB Opinion No. 16.


On April 6,   2000,   the   Company  completed  its   acquisition
         of AK Drilling, Inc., a company engaged in the contract drilling for minerals and water. According to the terms of this acquisition, the Company acquired all of the capital stock of AK Drilling, Inc. for a total consideration of $1,150,000 in cash plus 1,000,000 shares of common stock of the Company valued at $0.64 per share (fair value at the acquisition date). At June 30, 2000, $802,650 of the cash portion of the purchase price remained unpaid.


On April 26,      2000,     the     Company     completed     its
         acquisition of Stothert Group, Inc., an engineering firm. According to the terms of this acquisition, the Company acquired all of the capital stock of Stothert Group, Inc. for a total consideration of $814,300 in cash plus 227,000 shares of common stock of the Company valued at $0.88 per share (fair value at the acquisition date). At June 30, 2000, $546,300 of the cash portion of the purchase price remained unpaid.


The estimated    fair    value    of    assets    acquired    and
         liabilities assumed is summarized as follows:





                             - 12 -

                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 5 -  ACQUITISIONS (Continued)



                                                AK     Stothert
                                          Drilling        Group
         Cash                            $(81,018)      $36,729
         Accounts receivable               436,710      997,265
         Inventory                         101,432            -
         Fixed assets                    2,691,344      109,660
         Other receivables                   5,511            -
         Other assets                       43,093      117,414
         Accounts payable                (122,311)    (856,816)
         Taxes payable                    (56,352)            -
         Notes payable                 (1,230,909)      (3,322)
         Deferred revenue                        -    (373,533)
         Goodwill                                -      985,642
                                        $1,787,500   $1,013,039


Goodwill recorded   through   acquisitions   is   $985,642    and
         is   being   amortized  over  five  years.  Amortization
         expense recorded in the statement of operations for the period ended June 30, 2000 totals $32,855.


The operations    of    the   acquired   entities    have    been
         included in the statement of operations from the dates of acquisition.


Additionally,    the    Company   issued   95,808    shares    of
         stock,  valued  at $143,712, to former  shareholders  of
         Stothert   to   settle  accounts  payable  and   accrued
         expenses.


Proforma information     as     if    the    acquisitions     had
         occurred at the beginning of the periods presented is as follows:



                                       Six months ended     Year ended
                                           June 30,          December
                                                               31,
                                       2000       1999         1999
            Revenue                  $3,525,63 $4,112,424   $8,061,549
                                     9
            Net (loss) income        (125,229) 718,894      (550,920)
            (Loss) income per share  (0.02)    0.13         (0.13)







                             - 13 -
                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 6 -   PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:



                                          June 30,     December
                                                       31,
                                          2000         1999
               Drill Rigs                 $2,448,010   $2,436,77
                                                       1
               Auto & Trucks              444,744      461,331
               Equipment                  771,599      436,245
               Computer Equipment and     353,607      -
             Software
               Office Equipment,
             Furniture
             and Fixtures                 309,883      8,254
               Office Building            1,735        1,735
               4,329,578                  3,344,336
               Less: Accumulated          (1,242,172)  (605,534)
             Depreciation
               Net Property and           $3,087,406   $2,738,80
             Equipment                                 2

NOTE 7 -   LONG-TERM DEBT

 Long-term debt consists of the following:


                                               June 30,     December
                                                            31,
                                               2000         1999
              FCB Consolidation                   $815,193      $896,004
              FCB Trucks                            49,141        54,963
              Center Capital 3                     290,809       308,056
              Dateline364,850                            -
              Foremost Line                         18,839             -
              Security Bank - Truc                   7,790        10,353
              Security Bank - Truc                  10,780        16,307
                                                ----------    ----------
                Total                             1557,402     1,285,683
            Current Portion                        242,570       291,514
                                                ----------    ----------
              Long-Term Portion                 $1,314,832      $994,169
                                                ==========    ==========

            Maturities of long-term debt are
            as follows:

            2000                                                $226,031
            2001                                                 237,846
            2002                                                 247,414
            2003                                                 268,855
            2004 & Thereafter                                    305,537
                                                              ----------
                                                              $1,285,683
                                                              ==========






                             - 14 -
                 GLOBAL INDUSTRIAL SERVICES INC.
            NOTES TO CONSOLDATED FINANCIAL STATEMENTS



NOTE 7 -   LONG-TERM DEBT (Continued)

          The Company entered into capital lease agreements with Center Capital Corporation in connection with the purchase of drilling rigs. The notes bear interest at rates ranging from 8.5% to 11.25% per annum and are payable in monthly installments totaling $170,220 in 1999 and $232,200 in 1998. The loans are secured by liens on the drilling rigs and other equipment. During 1999, the Company consolidated the capitalized leases along with other notes so as to lower the interest rate. The capital lease balance that was consolidated as of September 30, 1999 was an aggregate amount of $271,169. The unconsolidated capital lease balance as of December 31, 1999 was $308,056.

          The Company has entered into a capital lease obligation to Elsing Drilling & Pump Co., Inc. in connection with the purchase of miscellaneous equipment. The Company had agreed upon the 60-month capital lease on July 1, 1998. The note bears interest at a rate of 9.5% with monthly installments of $7,326 per month, including interest. The balance due as of December 31, 1998 was $362,521. The note balance of $326,364 as of September 30, 1999 was consolidated in a note with First Citizens Bank (see below).

          The Company was obligated to First Citizens Bank under a 36-month promissory note dated February 13, 1996 in the principal amount of $132,257. The note bears interest at the rate of 9.75% per annum with monthly payments of $4,467. The balance due as of December 31, 1998 was $8,878. The Company has settled the note as of the due date of February 13, 1999.

          The Company is obligated to Security Bank under a 60-month promissory note dated April 23, 1996 in the principal amount of $49,103. The note bears interest at a fixed rate of 8.75% with monthly payments of $1,020. The balance due as of December 31, 1999 and 1998 were $16,307 and $26,616.

          The Company is obligated to Security Bank under a 60-month promissory note dated November 7, 1996 in the principal amount of $24,086. The note bears interest at a fixed rate of 7.5% with monthly payments of $485. The balance due as of December 31, 1999 and 1998 were $10,353 and $15,172.

          The Company is obligated to Security Bank under a 60-month promissory note dated April 15, 1997 in the principal amount of $31,087. The note bears interest at a fixed rate of 9.7% with monthly payments of $658. The balance due as of December 31, 1999 and 1998 were $ -0- and $22,371. The note balance of $18,439 as of September 30, 1999 was consolidated in a note with First Citizens Bank (See below).





                             - 15 -
                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLDIATED FINANCIAL STATEMENTS



NOTE 7 -   LONG-TERM DEBT (Continued)

          The Company is obligated to Security Bank under a 62-month promissory note dated June 17, 1997 in the principal amount of $400,000. The note bears interest at a fixed rate of 9.5% with monthly payments of $8,427. The balance due as of December 31, 1999 and 1998 were $-0- and $317,697. The note balance of $281,279 as of September 30, 1999 was consolidated in a note with First Citizens Bank (see below).

          The Company is obligated to Western Security under a 48-month promissory note dated December 30, 1997 in the principal amount of $25,086. The note bears interest at a fixed rate of 8.45% with monthly payments of $617. The balance due as of December 31, 1999 and 1998 was $- 0- and $19,525. The note balance of $13,541 as of September 30, 1999 was consolidated in a note with First Citizens Bank (see below).

          The Company is obligated to First Citizens Bank under a 60-month promissory note dated January 4, 1999 in the principal amount of $65,165. The note bears interest at a fixed rate of 7.75% with monthly payments of $1,314. The balance due as of December 31, 1999 was $54,963.

          The Company is obligated to First Citizens Bank under a 60-month promissory note dated September 30, 1999 in the principal amount of $944,030. The note bears interest at a fixed rate of 8.25% with monthly payments of $19,253. The balance due as of December 31, 1999 was $896,004. The note was created to consolidate obligations noted above.

          The Company is obligated to Dateline Drilling pursuant to a capital lease dated May 20, 2000. Terms call for 24 monthly payments of $16,652 commencing May 20, 2000.

NOTE 8 -   COMMITMENTS AND CONTINGENCIES

         Operational Leases
                AK Drilling rents on-site office and living quarters on a per-job basis. The terms of the leases range from a month-to-month to a maximum of a 6-month lease.

         Stothert leases premises under an operating lease which expires in 2005. The aggregate minimum annual rental payments over the next five years are CAD $252,000 per annum.

         Stothert has issued standby letters of credit totaling $239,600 relating to contracts that are already completed or will be completed in 2000. These standby letters of credit will reduce to $211,800 on June 30, 2000 and will expire on December 31, 2002.

         Stothert is currently involved in a dispute with a customer regarding the provision of services. The dispute is being handled by Stothert's professional liability insurers. Negotiations are in progress to settle the claim within the insurance policy limits.


                             - 16 -
                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 -  INVESTMENTS

         Stothert invested CAD $160,000 in 160,000 non-voting preferred shares of Lakes Ranch Ltd. on August 30, 1996. Lakes Ranch Ltd. is owned and controlled by a shareholder of the Company.

         Global exercised an option to acquire 28% of Sharpshooter Resources, Inc., from a shareholder, on January 11, 2000. This acquisition has been valued at the shareholder's historical cost basis of $225,000.

         Due to the uncertainty of the recoverability of this investment, it has been fully impaired at June 30, 2000.

NOTE 10 -   GEOGRAPHIC AREAS AND INDUSTRY SEGMENTS


The Company currently operates in two principal segments, engineering services and contract drilling.


The Company's foreign operations are conducted by Global and Stothert.

            For the period ended June 30, 2000:



          Revenues from external customers
            Drilling                               $847,853
            Engineering                             796,300
                                                 ----------
                                                 $1,644,153
                                                ===========
          Interest expense:
            Drilling                                $28,367
            Engineering                                   -
                                                  ---------
                                                    $28,367
                                                  =========
            Depreciation and amortization:
            Drilling                                $41,250
            Engineering                               5,252
                                                  ---------
                                                    $46,502
                                                  =========
          Segment profit (loss) before taxes:
            Drilling                                $90,155
            Engineering                             128,361
            Corporate                             (606,394)
                                                 ----------
                                                 $(387,878)
                                                 ==========
          Segment assets:
            Drilling                             $3,494,199
            Engineering                           2,111,165
            Corporate                                62,694
                                                 ----------
                                                 $5,668,058
                                                 ==========

                             - 17 -
                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 10 -   GEOGRAPHIC AREAS AND INDUSTRY SEGMENTS

         The following geographic area data for trade revenues is based on product or service delivery location and property, plant, and equipment is based on physical location.



                Revenues from external
                customers:
                  United States                   $847,853
                  Canada                           796,300
                                                $1,644,153
                Segment assets:
                  United States                 $3,494,199
                  Canada                         2,173,859
                                                $5,668,058



                             - 18 -


                        AK DRILLING, INC.



                      FINANCIAL STATEMENTS



                   DECEMBER 31, 1999 AND 1998

                        AK DRILLING, INC.

                      FINANCIAL STATEMENTS

                   DECEMBER 31, 1999 AND 1998









                              INDEX





INDEPENDENT AUDITOR'S REPORT                                     1

BALANCE SHEET                                                    2

STATEMENT OF OPERATIONS                                          3

STATEMENT OF STOCKHOLDERS' EQUITY                                4

STATEMENT OF CASH FLOWS                                          5

NOTES TO FINANCIAL STATEMENTS                                 6-11



                   INDEPENDENT AUDITOR'S REPORT



TO THE BOARD OF DIRECTORS AND STOCKHOLDERS

AK DRILLING, INC.



We have audited the accompanying balance sheets of AK DRILLING, INC. as of December 31, 1999 and 1998 and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AK DRILLING, INC. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.









                        MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.

                        Certified Public Accountants

New York, New York

July 12, 2000

                         AK DRILLING, INC.

                           BALANCE SHEET










                                   December 31,      December 31,
                                   1999              1998
ASSETS
CURRENT ASSETS
Accounts receivable, net of        $407,173          $91,310
allowances for doubtful accounts
of $70,465 and $40,316
Inventory                          42,281             6,800
Total Current Assets               449,454           98,110
PROPERTY AND EQUIPMENT, less       2,738,802         2,264,073
accumulated depreciation of
$605,534 and $374,870
Other Assets                          14,960
                                                     -

TOTAL ASSETS                       $ 3,203,216       $ 2,362,183

LIABILITIES AND STOCKHOLDERS'
EQUITY
CURRENT LIABILITIES
Cash overdraft                     167,435           20,188
Accounts payable and accrued       136,149           63,555
expenses
Notes payable - bank               17,507            26,058
Current portion of long-term debt   291,514           451,104
Total Current Liabilities          612,605           560,905

Long-term debt                     994,169           730,673
Total Liabilities                 1,606,774         1,291,578

Commitments and contingencies      -                 -

STOCKHOLDERS' EQUITY
Common stock, no par value         10,000            10,000
Retained earnings                 1,586,442         1,060,605
Total Stockholders' Equity        1,596,442         1,070,605

TOTAL LIABILITIES AND              $ 3,203,216       $ 2,362,183
STOCKHOLDERS' EQUITY



























The  Accompanying  Notes are an Integral  Part  of  the  Financial
Statements.

                         AK DRILLING, INC.

                        STATEMENT OF INCOME

                        FOR THE YEARS ENDED








                           December 31,      December 31,
                           1999              1998
REVENUES
Mineral drilling           $3,893,927        $3,382,612
Water drilling             443,603           -
Total Revenue              4,337,530         3,382,612

COST OF SALES
Supplies and general       1,216,069         984,856
expenses
Direct labor               1,087,730         838,362
Depreciation and           229,676           168,767
amortization
Total Cost of Sales        2,533,475         1,991,985

GROSS PROFIT               1,804,055         1,390,627

EXPENSES
General and administrative 619,875           674,527
expenses
Repairs and maintenance    296,710           182,440
Depreciation and           1,984             4,295
amortization
Total Expense              918,569           861,262

INCOME FROM OPERATIONS     885,486           529,365
BEFORE OTHER INCOME
(EXPENSE) AND PROVISION
FOR INCOME TAXES

OTHER INCOME (EXPENSE)
Interest expense           (128,194)         (116,916)
Other                      8,750             (975)
Total Other Income         (119,444)         (117,891)
(expense)

INCOME BEFORE PROVISION    766,042           411,474
FOR INCOME TAXES

PROVISION FOR INCOME TAXES -                 -

NET INCOME                 $766,042          $411,474











The  Accompanying  Notes are an Integral  Part  of  the  Financial
Statements.

                        AK DRILLING, INC.

         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

         FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998




                      Common Common  Retained   Distribution    Total
                      Shares Amount  Earnings      to           Stockholders'
                                                Shareholders    Equity

Balance at December   10,000 $10,000  $769,964  ($35,000)       $744,964
  31, 1997
Net loss for the                     411,474                    411,474
  year
Distributions to                                (85,833)        (85,833)
  stockholders
Balance at December   10,000 10,000  1,181,438  (120,833)       1,070,605
  31, 1998
Net loss for the                     766,042                    766,042
 year
Distributions to                                (240,205)       (240,205)
  stockholders
Balance 31, 1999      10,000 10,000  $1,947,480 (361,038)       1,596,442



The accompanying notes are an integral part of these consolidated financial statements.

                         AK DRILLING, INC.

                      STATEMENT OF CASH FLOWS

                        FOR THE YEARS ENDED








                                 December31,1999   December31,1998
CASH FLOWS FROM OPERATING
ACTIVITIES
Net Income                       $766,042          $411,484
Adjustments to reconcile net
income to net Cash provided by
operating activities:
Depreciation, depletion and      231,660           173,062
amortization
Bad debt                         31,020            40,315
(Increase) decrease in           (346,013)         35,049
receivables
(Increase) decrease in inventory (35,481)          98,000
(Increase) in other assets       (17,017)          9,307
Increase in accounts payable and 72,594            19,707
accrued expenses
Net cash provided by operating   702,805           786,924
activities

CASH FLOWS FROM INVESTING
ACTIVITIES
Purchase of property and         (705,393)         (565,479)
equipment

CASH FLOWS FROM FINANCING
ACTIVITIES
Increase (decrease) in cash      147,247           (39,026)
overdraft
Proceeds from borrowings         104,096           258,859
Distributions to stockholders    (240,205)         (85,833)
Repayment of debt                (8,550)           (355,445)
Net cash provided by financing   2,588             (221,445)
activities

Net increase (decrease) in cash  -                 -
and cash equivalents

CASH AND CASH EQUIVALENTS -      -                 -
BEGINNING OF PERIOD

CASH AND CASH EQUIVALENTS - END  -                 -
OF PERIOD

CASH PAID DURING THE PERIOD FOR:
Interest Expense                 $114,297          $111,070
Income Taxes                     $-                $-

The  Accompanying  Notes are an Integral  Part  of  the  Financial
Statements.

                        AK DRILLING, INC.

                  NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1999 AND 1998









NOTE 1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



         Nature of Business

          AK Drilling, Inc. (the "Company") was incorporated under the laws of Montana in December 20, 1995. The Company operates primarily in mineral exploration and water drilling. The Company conduct business in Colorado, Utah and Nevada. The corporate office is situated in Montana



         Use of Estimates

     The
 preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
 Cash and Cash Equivalents
     Cash and
     Cash Equivalents include cash in banks and other cash equivalents which mature within three months of the date of purchase.



      Inventory

     Inventory
is stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.



  Inventory
  consists of piping and drilling supplies in the amount of $42,281 and $6,800 in December 31, 1999 and 1998, respectively.



      Revenue Recognition

                                                          The
  Company records revenue as services are performed. Contract revenue is recognized using the percentage of completion method.



 Depreciation and Amortization

                                         Property
and equipment are stated at cost and are depreciated using the straight-
   line method over their estimated useful lives. Drilling equipment is depreciated over 10-15 years. Office equipment is depreciated over 5 years.



                                                     The costs
of maintenance and repairs are charged to expense when incurred; costs of renewals and betterments are capitalized. Upon the sales or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in operations.

                        AK DRILLING, INC.

                  NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1999 AND 1998





NOTE 1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)



         Fair Value of Financial Instruments

   The
Company's financial instruments consist of cash, accounts receivable, accounts payable and long-term debt. The carrying amounts of cash, accounts receivable and accounts payable approximate fair value due to the highly liquid nature of these short term instruments. The fair value of long-term borrowings was determined based upon interest rates currently available to the Company for borrowings with similar terms. The fair value of long-term debt approximates the carrying amounts as of December 31, 1999 and 1998.



         Long-Lived Assets

Long-lived
assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets and long-lived assets to be disposed of are reported at the lower of carrying amount of fair value less cost to sell.



               S Corporation-Income Tax Status

          The Company, with the consent of its shareholder, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders  of an S corporation are  taxed  on  their
         proportionate  share of the Company's  taxable  income.
          Therefore, no provision or liability for federal income
          taxes has been included in the financial statements.



         Concentration of Credit Risk

                                                         The
Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.



NOTE 2 -     CONCENTRATIONS


          The  Company  derives approximately 80% of its  mineral
          drilling  revenue from one customer.  The Company  also
          purchases   greater  than  60%  of  its  supplies   and
          equipment from two vendors.

                        AK DRILLING, INC.

                  NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1999 AND 1998









NOTE 3 -   PROPERTY AND EQUIPMENT



         Property and equipment consist of the following:





                       December    December
                       31, 1999    31, 1998

Drill Rigs             $2,436,771  $2,067,921

Auto & Trucks          461,331     368,044

Equipment              436,245     192,989

Office Equipment       8,254       8,254

Office Building        1,735       1,735
                       -----       -----
                       3,344,336   2,638,943

Less: Accumulated      (605,534)   (374,870)
   Depreciation

Net Property and       $2,738,802  $2,264,073
   Equipment




NOTE 4 -   NOTES PAYABLE - BANKS



          Notes payable - banks - consist of the following at:





                       December 31,    December 31,
                       1999            1998

Security Bank          $-              $4,945

Foremost               8,843           -

First Citizens Bank    8,664           21,113

                       $17,507         $26,058



     The Company has a $49,103 line-of-credit with Security Bank that is to expire May 7, 2001. Interest is due monthly at a rate of 2% over the prime rate (effective rate of 10.5% at December 31, 1999). Advances drawn under this line as of December 31, 1999 and 1998 were $ 0 and $4,945. The line of credit is secured by the equipment of the Company.



          The Company has a line of credit with Foremost, the Company's major parts supplier. The vendor extends the Company's credit line as needed.



          The Company has a $100,050 line-of-credit with First Citizens Bank. The line-of-credit was set to expire August 18, 1999 and has since been extended through
          August 18, 2000. Interest is due monthly at a fixed rate of 9.25%. Advances drawn under this line as of December 31, 1999 and 1998 were $8,664 and $21,113.
          The line of credit is secured by all unsecured inventory, accounts receivable and equipment.

                        AK DRILLING, INC.

                  NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1999 AND 1998









NOTE 5 -   LONG-TERM DEBT



         Long-term debt consists of the following:



                               December    December
                               31, 1999    31, 1998

FCB Consolidation              $896,004    $-

FCB Trucks                     54,963      -

Center Capital 1               -           159,500

Center Capital 2               -           243,090

Center Capital 3               308,056     -

Elsing                         -           362,521

FCB 1                          -           8,878

FCB 3                          -           6,407

Security Bank - Intl           -           22,371

Security Bank - Rig            -           317,697

Security Bank - Truc           10,353      15,172

Security Bank - Truc           16,307      26,616

Western Security - D           -           19,525

Total                          1,285,683   1,181,777

Current Portion                291,514     451,104

Long-Term Portion              $994,169    $730,673



Maturities of long-term  debt
are as follows:

2000                           $226,031

2001                           237,846

2002                           247,414

2003                           268,855

2004 & Thereafter              305,537

                               $1,285,683






          The Company entered into capital lease agreements with Center Capital Corporation in connection with the purchase of drilling rigs. The notes bear interest at rates ranging from 8.5% to 11.25% per annum and are payable in monthly installments totaling $170,220 in 1999 and $232,200 in 1998. The loans are secured by liens on the drilling rigs and other equipment. During 1999, the Company consolidated the capitalized leases along with other notes so as to lower the interest rate. The capital lease balance that was consolidated as of September 30, 1999 was an aggregate amount of $271,169. The unconsolidated capital lease balance as of December 31, 1999 was $308,056.

                        AK DRILLING, INC.

                  NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1999 AND 1998



NOTE 5 -   LONG-TERM DEBT (Continued)


          The Company has entered into a capital lease obligation to Elsing Drilling & Pump Co., Inc. in connection with the purchase of miscellaneous equipment. The Company had agreed upon the 60-month capital lease on July 1, 1998. The note bears interest at a rate of 9.5% with monthly installments of $7,326 per month, including interest. The balance due as of December 31, 1998 was $362,521. The note balance of $326,364 as of September 30, 1999 was consolidated in a note with First Citizens Bank (see below).



          The Company was obligated to First Citizens Bank under a 36-month promissory note dated February 13, 1996 in the principal amount of $132,257. The note bears interest at the rate of 9.75% per annum with monthly payments of $4,467. The balance due as of December 31, 1998 was $8,878. The Company has settled the note as of the due date of February 13, 1999.



          The Company is obligated to Security Bank under a 60-month promissory note dated April 23, 1996 in the principal amount of $49,103. The note bears interest at a fixed rate of 8.75% with monthly payments of $1,020. The balance due as of December 31, 1999 and 1998 were $16,307 and $26,616.



          The Company is obligated to Security Bank under a 60-month promissory note dated November 7, 1996 in the principal amount of $24,086. The note bears interest at a fixed rate of 7.5% with monthly payments of $485. The balance due as of December 31, 1999 and 1998 were $10,353 and $15,172.



          The Company is obligated to Security Bank under a 60-month promissory note dated April 15, 1997 in the principal amount of $31,087. The note bears interest at a fixed rate of 9.7% with monthly payments of $658. The balance due as of December 31, 1999 and 1998 were $ -0- and $22,371. The note balance of $18,439 as of September 30, 1999 was consolidated in a note with First Citizens Bank (See below).



          The Company is obligated to Security Bank under a 62-month promissory note dated June 17, 1997 in the principal amount of $400,000. The note bears interest at a fixed rate of 9.5% with monthly payments of $8,427. The balance due as of December 31, 1999 and 1998 were $-0- and $317,697. The note balance of $281,279 as of September 30, 1999 was consolidated in a note with First Citizens Bank (see below).



          The Company is obligated to Western Security under a 48-month promissory note dated December 30, 1997 in the principal amount of $25,086. The note bears interest at a fixed rate of 8.45% with monthly payments of $617. The balance due as of December 31, 1999 and 1998 was $- 0- and $19,525. The note balance of $13,541 as of September 30, 1999 was consolidated in a note with First Citizens Bank (see below).

          The Company is obligated to First Citizens Bank under a 60-month promissory note dated January 4, 1999 in the principal amount of $65,165. The note bears interest at a fixed rate of 7.75% with monthly payments of $1,314. The balance due as of December 31, 1999 was $54,963.



          The Company is obligated to First Citizens Bank under a 60-month promissory note dated September 30, 1999 in the principal amount of $944,030. The note bears interest at a fixed rate of 8.25% with monthly payments of $19,253. The balance due as of December 31, 1999 was $896,004. The note was created to consolidate obligations noted above.



NOTE 6 -   COMMITMENTS AND CONTINGENCIES



         Operational Leases

                The Company rents on-site office and living quarters on a per-job basis. The terms of the leases range from a month-to-month to a maximum of a 6-month lease.



NOTE 7 -   SUBSEQUENT EVENTS


               Since the beginning of the year, the Company is currently under negotiations with Global Industrial Services ("Global"). Global is planning to acquire AK Drilling in a stock purchase. In mid-March, a tentative agreement had been reached, but is pursuant to Global fulfilling its financing needs.

                       STOTHERT GROUP INC.



                CONSOLIDATED FINANCIAL STATEMENTS



         FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998



                       STOTHERT GROUP INC.

                CONSOLIDATED FINANCIAL STATEMENTS

         FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998











                              INDEX





INDEPENDENT AUDITORS' REPORT                             1

CONSOLIDATED BALANCE SHEETS                            2-3

CONSOLIDATED STATEMENTS OF OPERATIONS                    4

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS                 5

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY          6

CONSOLIDATED STATEMENTS OF CASH FLOWS                    7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS             8-12





                  INDEPENDENT AUDITORS' REPORT







TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF

STOTHERT GROUP INC.



We have audited the accompanying consolidated balance sheets of STOTHERT GROUP INC. as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of STOTHERT GROUP INC. as of December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has suffered recurring losses from operations and its limited capital resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.







                         MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.

                         Certified Public Accountants



New York, New York

June 23, 2000

                        STOTHERT GROUP INC.

                    CONSOLIDATED BALANCE SHEETS





                                     December   December
                                     31, 1999   31, 1998
ASSETS
CURRENT ASSETS
Cash and cash equivalents            $147,244   $  -
Accounts receivable                  910,424    2,607,182
Work in process                      -          232,873
Prepaid  expenses and other current  8,716      25,268
    assets
Total Current Assets                 1,066,384  2,865,323

Property  and equipment, at cost,    117,639    132,978
 net of accumulated Depreciation
 of $552,249 and $481,235
Investment, at cost                  110,858    104,541
TOTAL ASSETS                         $1,294,881 $3,102,842




















































The accompanying notes are an integral part of the consolidated financial statements.

                        STOTHERT GROUP INC.

                     CONSOLIDATED BALANCE SHEETS









                                        December     December
                                        31, 1999     31, 1998

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Bank overdraft                          $-           $ 211,071

Accounts payable and accrued expenses   778,048      1,168,813

Due to related company                  146,958      185,040

Deferred revenue                        35,634       74,355

Loan payable                            277,143      280,954

TOTAL LIABILITIES                       1,237,783    1,920,233

Commitments and Contingencies           -            -

STOCKHOLDERS' EQUITY

Preferred stock - CAD $.001 par  value, 770          770
Authorized 8,000,000 shares;  1,100,000
issued and outstanding

Common  Stock - Class A CAD $0.001  par 980          980
value,   Authorized  5,000,000  shares;
1,400,000 issued and outstanding

Common  Stock - Class B CAD  $.001  par
value,

Authorized 5,000,000 shares;  1,680,000 1,176        1,176
issued and outstanding

Additional paid-in capital                1,222      1,222

Retained earnings                       453,978      1,573,812

Cumulative foreign currency translation ( 63,996)    (  100,472)
adjustment

                                        394,130      1,477,488

Less:   Common stock of parent  company (337,032)    (294,879)
held by subsidiary

Total Stockholders' Equity              57,098       1,182,609

TOTAL   LIABILITIES  AND  STOCKHOLDERS' $ 1,294,881  $ 3,102,842
EQUITY












The accompanying notes are an integral part of the consolidated financial statements.

                        STOTHERT GROUP INC.

              CONSOLIDATED STATEMENTS OF OPERATIONS










                                     Year Ended    Year Ended
                                     December 31,  December  31,
                                     1999          1998

NET SALES                            $3,724,019    $3,377,102


COST OF SALES                        3,216,040     2,723,356

GROSS PROFIT                         507,979       653,746

GENERAL AND ADMINISTRATIVE EXPENSE   1,627,813     663,805

Net loss                             $(1,119,834)  $(10,059)

COMMON SHARES

Basic                                3,080,000     3,080,000

Diluted                              3,080,000     3,080,000

NET LOSS PER COMMON SHARE

Basic                                $(.36)        $(.0032)

Diluted                              $(.36)        $(.0032)








































The accompanying notes are an integral part of the consolidated financial statements.

                       STOTHERT GROUP INC.

          CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS













                                     Year Ended    Year Ended
                                     December 31,  December 31,
                                     1999          1998

Net Loss                             ($1,119,834)  ($10,059)


Foreign     Currency    Translation  (63,996)      (100,472)
Adjustment

Comprehensive Loss                   ($1,183,830)  ($110,531)
























The accompanying notes are an integral part of these consolidated financial statements.

                       STOTHERT GROUP INC.

         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

         FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                Preferred       Preferred       Common A        Common A        Common B        Common B
                                Shares          Amount          Shares          Amount          Shares          Amount

Balance, December 31, 1997      1,100,000       $770            1,400,000       $980            1,680,000       $1,176
Net Loss for the year
Cumulative foreign currency
        adjustment
Common stock of parent held
        by subsidiary
Balance at December 31, 1998    1,100,000       $770            1,400,000       $980            1,680,000       $1,176

Net Loss for the year
Cumulative foreign currency
        adjustment
Common stock of parent held
        by subsidiary
Balance at December 31, 1999    1,100,000       $770            1,400,000       $980            1,680,000       $1,176

                                Additional      Retained        Foreign         Shares Held     Total
                                Paid-In         Earnings        Currency        by Subsidiary   Shareholders'
                                Capital                         Adjustment                      Equity

Balance, December 31, 1997      $1,222          $1,583,871      $               $(84,054)       $1,503,965
Net Loss for the year                              (10,059)                                        (10,059)
Cumulative foreign currency                                       (100,472)                       (100,472)
        adjustment
Common stock of parent held                                                      (210,825)        (210,825)
        by subsidiary
                                _______         __________      ____________    _____________   _____________
Balance at December 31, 1998    $1,222          $1,573,812      $(100,472)       $(294,879)     $1,182,609

Net Loss for the year                           $(1,119,834)                                    (1,119,834)
Cumulative foreign currency                                        36,476                           36,476
        adjustment
Common stock of parent held                                                       (42,153)         (42,153)
        by subsidiary
                                 _______        __________      ____________    _____________   _____________
Balance at December 31, 1999     $1,222         $453,978        $(63,996)       $(337,032)      $57,098







The accompanying notes are an integral part of these consolidated financial statements.

                        STOTHERT GROUP INC.

              CONSOLIDATED STATEMENT OF CASH FLOWS









                                 Year Ended       Year Ended
                                 December 31,     December 31,
                                 1999             1998

CASH   FLOWS   FROM   OPERATING
ACTIVITIES:

Net loss                         $(1,119,834)     $(   10,059)

Adjustments  to  reconcile  net
income loss:

Depreciation and amortization    40,739           52,266

Changes  in certain assets  and
liabilities:

Decrease in accounts receivable  2,264,733        (  424,941)

Decrease in work in process      (   217,500)     (  226,779)

Decrease in prepaid expenses     17,615           27,420

Decrease in accounts payable     (   422,926)     592,460

Decrease in accrual liabilities  (     27,774)    115,720

Decrease  in  due  to   related  (     48,250)    191,005
parties

Decrease in deferred revenue     ( 42,137)        (407,015)

Net  Cash  Provided  (Used)  by    444,666        (89,923)
Operating Activities



CASH   FLOWS   FROM  INVESTMENT
ACTIVITIES:

Net  change of shares  held  by  (     42,153)    (  210,825)
subsidiary

Addition to fixed assets                           (    18,072)
                                 -

Net  cash  used  by  investment    (     42,153)   (  228,897)
activities



CASH   FLOWS   FROM   FINANCING
ACTIVITIES:

Increase  (decrease)  in   cash  (   211,071)     211,071
deficit

Loan Payable                       (     20,796)       80,533

Net  cash  provided  (used)  by    (   231,867)      291,604
financing activities

EFFECTS OF EXCHANGE RATE

CHANGES ON CASH                    ( 23,401)      (    61,302)

NET  INCREASE IN CASH AND  CASH     147,245        (    88,518)
EQUIVALENTS

CASH  AND  CASH  EQUIVALENTS        -                   88,518
BEGINNING OF YEAR                    -

CASH AND CASH EQUIVALENTS - END      $    147,244     $  -
OF YEAR




























The accompanying notes are an integral part of the consolidated financial statements.

                        STOTHERT GROUP INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     DECEMBER 31, 1999 AND 1998







NOTE 1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     a)    Basis of Presentation

                                              The accompanying
consolidated financial statements include the accounts of STOTHERT GROUP INC. ("The Company"), a holding company organized under the laws of British Columbia on August 22, 1966 and its subsidiaries.



Stothert Management Ltd. (SML)

Stothert Engineering Ltd. (SEL)

Mutual Forest Industries Ltd. (MFI)

Stothert Schultz International Inc. (SSI)

Stothert Power Corp.

J.R. Lewis & Associates Ltd. (JRL)

988650 Enterprises Ltd.


                                  All significant intercompany
         accounts and transactions have been eliminated in consolidation.



       b)                                       Line of Business

                          The Company provides engineering,
construction and project management services for the pulp and paper industry with particular focus on recausticizing plants and lime kilns. The Company provides a full range of services including feasibility studies, detailed engineering, due diligence, mill audits, project management services, turnkey supply and construction, operations and training services, and project financing.



     c)    Use of Estimates

                                          The preparation of financial
 statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



     d)    Cash and Cash Equivalents

                            The Company considers all highly
liquid investments purchased with original maturities of three months or less to be cash equivalents.



     e)    Property and Equipment

                                  Property and equipment is stated
at cost. Depreciation is computed using the declining balance basis at the following annual rates.


Useful Life


Furniture and equipment        20% - 30%      7 years


Computer software and hardware       50%    3-5 years



          Maintenance and repairs are
         charged to expense as incurred.

                        STOTHERT GROUP INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     DECEMBER 31, 1999 AND 1998





NOTE 1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)



f)                                       Revenue Recognititon
           Revenue is recognized as services
are performed. Billings to customers in advance of services performed are credited to deferred revenue.



     g)    Bank Overdraft

The Company maintains overdraft
positions at certain banks. Such overdraft positions are included in current liabilities.



     h)    Translation of Foreign Currency

                 The Company translates the
foreign currency financial statements of its Canadian subsidiaries, in accordance with the requirements of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation". Assets and liabilities are translated at current exchange rates, and related revenues and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders' equity. Foreign currency transaction gains and losses are included in the statement of operations.



             i)                                        Income Taxes

      Income taxes are provided for
based on the liability method of accounting pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis.

j)                         Fair Value of Financial Instruments

            The carrying value of cash and
cash equivalents, accounts receivable, accounts payable, accrued expenses, advances from related parties and loans payable approximates fair value due to the relatively short maturity of these instruments.



     k)    Earnings Per Share

                                 The computation of basic earnings
per share is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.



l)                                       Comprehensive Income

                           The Company has adopted Statement
of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" ("FAS 130"). FAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

                       STOTHERT GROUP INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   DECEMBER 31, 1999 AND 1998



NOTE 1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)



             m)                                       Long-lived Assets

                                Long-lived assets to be held and
used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.



NOTE 2 -   PROPERTY AND EQUIPMENT



Property and equipment is summarized as follows:





                                 December 31, December  31,
                                 1999         1998

Computer Equipment & Software    $353,219       $317,176

Furniture and Fixtures
                                 316,669      297,037
                                 -------      -------
                                 669,888      614,213

Less: Accumulated Depreciation
                                 552,249      481,235

                                 $117,639     $132,978




               Depreciation expense for the year
ended December 31, 1999 and 1998 was $40,739 and $52,266, respectively.



NOTE 3 -      BANK INDEBTEDNESS



                                      The Company has drawn CAD
$400,000 and CAD $430,000 in 1999 and 1998, respectively, from its operating lines of credit. The loans are repayable on demand, secured by accounts receivable, general assignment of book debts and bears interest at the bank's prime lending rate plus 2% (1998 - prime plus 1%) per annum. The Company is in default under provision of the credit which requires a minimum level of shareholders funds. The bank called the loan and payment in full was made on May 15, 2000.

NOTE 4 -   FOREIGN OPERATIONS


                     Substantially all of the
Company's operations take place throughout Canada, and the majority of its identifiable assets are in Canada.


NOTE 5 -  INVESTMENT

                      The Company invested CAD $160,000
in 160,000 non-voting preferred shares of Lakes Ranch Ltd. on August 30, 1996. Lakes Ranch Ltd. is owned and controlled by a majority shareholder of the Company.

                       STOTHERT GROUP INC.

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     DECEMBER 31, 1999 AND 1998







NOTE 6 -   INCOME TAXES




At December   31,   1999   and   1998,  the   Company   had   net
         carryforward losses of approximately CAD $4,721,511 and CAD $2,842,250, respectively. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.



                                            The Company has tax
losses carried forward available for application against respective companies' future years' taxable incomes expiring at various dates up to and including 2006. The potential benefits of these losses have not been recorded in these financial statements.



                                   For the year ended
December 31, 1998, the Company utilized CAD $545,000 of tax loss carried forward which eliminated current taxes that would have otherwise been payable in the amount of CAD $202,000.



NOTE 7 -   COMMITMENTS AND CONTINGENCIES



                      a)              The Company leases
premises under an operating lease which expires in 2005. The aggregate minimum annual rental payments over the next five years are CAD $252,000 per annum.



     b) The Company has issued standby letters of credit totaling $239,600 relating to contracts that are already completed or will be completed in 2000. These standby letters of credit will reduce to $211,800 on June 30, 2000 and will expire on December 31, 2002.


                    c)   The Company is currently involved in a
dispute with a customer regarding the provision of services. The dispute is being handled by the Company's professional liability insurers. Negotiations are in progress to settle the claim within the insurance policy limits.



NOTE 8 -   STOCKHOLDERS' EQUITY



Authorized

8,000,000 non-cumulative preferred shares of CAD $0.001 each redeemable at par

5,000,000 Class A voting common stock of CAD $0.001 each

5,000,000 Class B non-voting common shares of CAD $0.001 each





                                    1999          1998

Issued

1,100,000 preferred shares      $770          $770

1,400,000 Class A common shares 980           980

1,680,000 Class B common shares 1,176         1,176

                                $2,926        $2,926



                       STOTHERT GROUP INC.

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     DECEMBER 31, 1999 AND 1998







NOTE 9 -   RELATED PARTY TRANSACTIONS



                                                     The Company
provided services in the amount of $243,935 and $1,050,137 in 1999 and 1998, respectively, to companies under common control. The total amount receivable from the related parties was $-0- and $1,744,846 at December 31, 1999 and 1998, respectively. Accounts receivable from a related party in the amount of $753,938 and $-0- in 1999 and 1998, respectively, was charged to bad debt expense.



                                                         Interest
expense on amounts due to shareholders and related party amounted $59,210 and $25,389 in 1999 and 1998, respectively.



NOTE 10 -                 BAD DEBT - RELATED PARTY



                                     The bad debt
expense referred to in Note 9 resulted from an entity owned by the government of British Columbia withdrawing from a joint project with the related party. The Company has commenced litigation against the governmental entity and believes that it has a reasonable chance of recovering a substantial amount; however, no provision for this litigation has been recorded in the financial statements.



NOTE 11 -                            GOING CONCERN



The
accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As of December 31, 1999, the Company has incurred operating losses for the past two years and has a working capital deficit of $171,399. Based upon the Company's plan of operation, the Company estimates that existing resources, together with funds generated from operations will not be sufficient to fund the Company's working capital. The Company has been acquired by a publicly-traded company. The new parent is anticipating raising funds through equity offerings to fund the Company's operations. There can be no assurances that sufficient funds will be available on terms acceptable to the parent or at all. If the company is unable to obtain such funds, the Company will be forced to scale back operations, which would have an adverse effect on the Company's financial condition and results of operations.



NOTE 12 -                        SUBSEQUENT EVENTS



                                           On April 28,
2000, the shareholders of the Company agreed to tender the shares to Global Industrial Services, Inc.

EXHIBITS

     10.1 Agreement and Plan of Reorganization

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Global Industrial Services, Inc.



                           By: /s/ ____________________
                              Terry Kirby, President



                           Date: ____________, 2000